EXHIBIT 99.1

FROM:       EDG CAPITAL, INC.
            Contact: Shragie David Aranoff -- (Tel) 516- 222-7749

            Rubenstein Associates, Inc.
            Public Relations - Tel: (212) 843-8049
            Contact:  Patricia Amerman
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                                                           FOR IMMEDIATE RELEASE

                            HARRY BARNETT ELECTED TO
                      EDG CAPITAL, INC. BOARD OF DIRECTORS

      (May 14th, 2001-- New York) --- Harry Barnett has been elected to the Board of Directors of EDG Capital, Inc. (OTCBB: EDGN), a developer of nuclear pharmaceuticals for therapeutic use in the treatment of cancer.

      Mr. Barnett has an extensive background in the pharmaceutical industry and in clinical trials. He is the founder and manager of Clinical Assistance Programs LLC, which provides comprehensive training and consulting services to biotechnology and pharmaceutical companies conducting clinical trials.

      He is also the founder and manager of Biomodels LLC, a full-service, pre-clinical research firm affiliated with Brigham and Women's Hospital. Mr. Barnett is known for his work in successfully commercializing the patent owned by Brigham and Women's Hospital for the treatment of heartburn used in the recently approved over-the-counter product, Pepcid Complete.

      Mr. Barnett is a graduate of Tufts University and the Boston University School of Law.

      Commenting upon his election to the EDG EDG Capital Board, Jack Schwartzberg, Chief Executive Officer, President and Chairman of EDG Capital, said, "Mr. Barnett's extensive experience and expertise in the development and commercialization of new technologies and in clinical trial management will prove invaluable in the marketing, utilization and development of EDG Capital's proprietary technologies."

      Through its wholly-owned subsidiary, Isotope Solutions, Inc., EDG Capital is engaged in the development of nuclear pharmaceutical technologies for therapeutic use in the treatment of various forms of cancer. Isotope Solutions, Inc.'s research is conducted by internationally renowned clinicians that have entered into management contracts with Isotope Solutions, Inc.

Legal Disclaimers: This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements. The forward-looking statements contained herein represent EDG Capital, Inc.'s judgment as of the date of this release, and EDG Capital, Inc. cautions investors not to place undue reliance on such statements.